RIGHTS AGREEMENT

                                                                    Exhibit 1

        RIGHTS AGREEMENT, dated as of May 6, 1997, (the "Agreement"), between National TechTeam, Inc., a Delaware corporation (the "Company"), and U.S. Stock Transfer Corporation (the "Rights Agent").

                                 WITNESSETH:

        WHEREAS, on April 29, 1997, the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, par value $.01 per share (the "Common Stock" ), of the Company outstanding as of the close of business on May 7, 1997 (the "Record Date"), and authorized the issuance of one Right in respect of each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as such term is defined in Section 3 hereof), each Right representing the right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of the Company, having the rights, preferences and limitations set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

        NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

        (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the shares of Common Stock of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is defined herein) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company ("Plan"), or any Person or entity holding Common Stock for or pursuant to the terms of any such Plan. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any time, including for purposes of determining the percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the provisions of Rule 13d-3(d)(1)(i)), as in effect on the date hereof, of the General Rules and Regulations under the Securities Exchange Act of 1934. as amended (the "Exchange Act").

        (b) "Adverse Person" shall mean any Person declared to be an Adverse Person by a majority of the Continuing Directors upon determination that the criteria set forth in Section 11(a)(ii)(D) apply to such person.

        (c) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act as in effect on the date hereof.



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        (d) A Person shall be deemed the "Beneficial Owner" of, and shall be deemed to "beneficially own," any securities:

               (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly, for purposes of
        Section 13(d) of the Exchange Act and Regulation 13D-G thereunder (or any comparable or successor law or regulation), in each case as in effect on the date hereof; or

              (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," securities tendered pursuant to a tender offer or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of, alone or in consent with others, or the "beneficial ownership" of, as determined pursuant to Rule 13d-3, as in effect on the date hereof, of the General Rules and Regulations under the Exchange Act, including such right or such "beneficial ownership" pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this clause (B) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

             (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which the Person whose beneficial ownership is being determined or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to clause (B) of subparagraph (ii) of this paragraph (d) or disposing of any voting securities of the Company.

        (e) "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of Michigan are authorized or obligated by law or executive order to close.

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        (f) "Close of business" on any given date shall mean 5:00 P.M.,
Detroit time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Detroit time, on the next succeeding Business Day.

        (g) "Common Stock" when used with reference to the Company shall mean the shares of common stock, $.01 par value per share, of the Company. "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock (or equity interest) with the greatest voting power of such other Person or if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately control such first-mentioned Person.

        (h) "Continuing Director" shall mean (i) any member of the Board of Directors of the Company, while such person is a member of the Board of Directors, who is not an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person, Adverse Person or a representative or nominee of an Acquiring Person, Adverse Person or of any such Affiliate or Associate thereof and who was a member of the Board of Directors prior to the date of this Agreement, and (ii) any person who subsequently becomes a member of the Board of Directors, who is not an Acquiring Person, Adverse Person or an Affiliate or Associate of an Acquiring Person, Adverse Person or a representative or nominee of an Acquiring Person, Adverse Person or of any such Affiliate or Associate and is recommended, approved or elected by a majority of the then Continuing Directors.

        (i) The "current market price" shall have the meaning set forth in
Section 11(d) hereof.

        (j) "Expiration Date" shall mean the earlier of the Final Expiration Date or the date on which the Rights are redeemed as provided in Section 23 hereof.

        (k) "Final Expiration Date" shall mean May 6, 2007.

        (l) "Person" shall mean any individual, firm, corporation, partnership, association, group (as such term is used in Rule 13d-5 under the Exchange Act) or other entity, and shall include any successor (by merger or otherwise) of such entity.

        (m) "Preferred Stock" shall mean shares of Series A Junior Participating Preferred Stock, $.01 par value per share, of the Company, having the rights, preferences and limitations set forth in the form of Certificate of Designation attached to this Agreement as Exhibit A, and, to the extent there are not a sufficient number of shares of Series A Junior Participating Preferred Stock authorized to permit the full exercise of the then outstanding Rights, any other series of preferred stock of the Company designated for such purpose by the Board of Directors of the Company containing terms substantially similar to the terms of the Series A Junior Participating Preferred Stock.

        (n) "Principal Party" shall have the meaning set forth in Section 12(c) hereof.

        (o) "Right Certificates" shall have the meaning set forth in Section 3(a) hereof.

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        (p) "Section 11(a)(ii) Event" shall mean any event described in
Section 11(a)(ii)(A), (B), or (D) hereof.

        (q) "Section 12(a) Event" shall mean any event described in clauses
(x), (y) or (z) of Section 12(a) hereof.

        (r) "Stock Acquisition Date" shall mean the first date of public announcement (which for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act or the rules and regulations thereunder) by the Company or an Acquiring Person that an Acquiring Person has become such.

        (s) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is owned, directly or indirectly' by such Person.

        (t) "Summary of Rights" shall have the meaning set forth in Section 3(b) hereof.

        (u) "Triggering Event" shall mean any Section 11(a)(ii) Event or any
Section 12 Event.

        Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable.

        Section 3. Issue of Right Certificates.

        (a) Until the earlier of

                (i) the Close of business on the tenth day after the Stock Acquisition Date,

               (ii) the Close of business on the tenth day after the date that a tender or exchange offer by any Person is first published or sent or given within the meaning of Rule 14d- 4(a) promulgated under the Exchange Act or any successor Rule, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights), or

              (iii) the close of business on the tenth day after a majority of the Continuing Directors determines, pursuant to the criteria set forth in Section 11(a)(ii)(D) hereof, that a Person is an Adverse Person


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        (the earliest of (i), (ii) and (iii) being herein referred to as the
        "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for Common Stock registered in the names of the holders thereof (which certificates for Common Stock shall also be deemed to be Right Certificates (as defined below)) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only simultaneously with and together with the transfer of the underlying shares of Common Stock. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of such certificates for shares of Common Stock shall also constitute the surrender for transfer of the Rights associated with the shares of Common Stock represented thereby. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send), by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the Close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form attached hereto as Exhibit B (the "Right Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and may be transferred by the transfer of the Right Certificates as permitted hereby, separately and apart from any transfer of one or more shares of Common Stock, and the holders of such Right Certificates as listed in the records of the Company or any transfer agent or registrar for the Rights shall be the record holders thereof.

        (b) On the Record Date or as soon as practicable thereafter, the Company will send a copy of a Summary of Rights, in substantially the form as initially attached to this Agreement as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Close of business on the Record Date, at the address of such holder then shown in the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date or issued pursuant to
Section 3(c) hereof, until the earlier of the Distribution Date or the Expiration Date, the Rights will be evidenced by such certificates for the Common Stock registered in the names of the holders of the Common Stock and the registered holders of the Common Stock shall also be registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any of the certificates for the Common Stock outstanding on the Record Date or issued pursuant to Section 3(c) hereof shall also constitute the surrender for transfer of the Rights associated with the Common Stock represented by such certificates.

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        (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock shall also be deemed to be certificates for Rights. Certificates representing shares of Common Stock shall bear the following legend:

        This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between National TechTeam, Inc. and U.S. Stock Transfer Corporation dated as of May 6, 1997, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of National TechTeam, Inc. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and no longer be evidenced by this certificate. National TechTeam, Inc. will mail to the holder of this certificate a copy of the Rights Agreement (as in effect on the date of mailing) without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, will become null and void.

        With respect to such certificates containing the foregoing legend, until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the Common Stock represented by such Certificates shall be evidenced by such Certificates alone and registered holders of Common Stock shall also be the registered holders of the associated Rights; and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

        (d) The Company shall cause to be maintained a sufficient supply of Right Certificates at all times.

        Section 4. Form of Right Certificates.

        (a) The Right Certificates (and the forms of election to purchase shares and of assignment to be printed on the reverse thereof ) shall be substantially the same as Exhibit B to this Agreement and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and
Section 22 hereof, the Right Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one one-hundredths of a share of Preferred Stock as shall be set forth therein at the price per one one-hundredth of a share of Preferred Stock set forth therein (the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price shall be subject to adjustment as provided herein.

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        (b) Any Right Certificate issued pursuant to Section 3(a) or Section
22 hereof that represents Rights beneficially owned by:

                (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of an Acquiring Person or an Adverse Person,

               (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or an Adverse Person becomes such, or

              (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or the Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person or the Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which is as a primary purpose or effect avoidance of Section 7(e) hereof, and any Right Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

        The Rights represented by this Right Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person (as such terms are defined in the Rights Agreement ). Accordingly, this Right Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

        Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman, President or any Vice President, either manually or by facsimile signature, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose manual or facsimile signature is affixed to the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates may nevertheless be countersigned by the Rights Agent, issued and delivered with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company. Any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such

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Right Certificate, although at the date of the execution of this Rights
Agreement any such person was not such an officer.

        Following the Distribution Date. the Rights Agent will keep or cause to be kept. at its principal office or offices designated as the appropriate place for surrender of Right Certificates upon exercise or transfer, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on the face of each of the Right Certificates, the date of each of the Right Certificates and the Right Certificate number.

        Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 4(b), Section 7(e) and Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a share of Preferred Stock (or following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the principal office of the Rights Agent as set forth in Section 26 hereof. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificates until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the company shall reasonably request. Thereupon the Rights Agent shall countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

        Upon (i) receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them (a) of the loss, theft, destruction or mutilation of a Right Certificate, and, (b) in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, (ii) reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and (iii) in case of mutilation of a Right Certificate, surrender to the Rights Agent and cancellation of such Right Certificate, the Company will issue and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

        Section 7. Exercise of Rights: Purchase Price; Expiration Date of Rights. (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights

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evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed to the Rights Agent at its principal office as set forth in Section 26 hereof, together with payment of the Purchase Price with respect to one one-hundredths of a share of Preferred Stock as to which the Rights are exercised, at or prior to the Close of business on the Expiration Date.

        (b) The Purchase Price for each one one-hundredth of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $80, shall be subject to adjustment from time to time as provided in Sections 11 and 12 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7, except to the extent otherwise provided in Section 12(f).

        (c) Upon receipt of a Right Certificate exercisable Rights, with the form of election to purchase duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price per one one-hundredth of a share of Preferred Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 of this Agreement, in cash, or by certified check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly:

                (i)(A) requisition from any transfer agent of the Preferred Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to he purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or, (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request,

               (ii) requisition from the Company, when appropriate, the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof,

              (iii) after receipt of such requisitioned Preferred Stock certificates, promptly cause the certificates to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and

               (iv) when appropriate, after receipt of such cash, promptly deliver that cash to or upon the order of the registered holder of such Right Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii) hereof may be made (x) in cash or by certified bank check or money order payable to the order of the Company, or (y) by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common

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        Stock equal to the then Purchase Price divided by the closing price
        (as determined pursuant to Section 11(d) hereof) per Common Share all the Trading Day (as hereinafter defined) immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11 (a) hereof. the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

        (d) In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the Registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

        (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by

                (i) an Acquiring Person, an Adverse Person or an Associate or Affiliate of an Acquiring Person or an Adverse Person,

               (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or the Adverse Person becomes such, or

              (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or the Adverse Person becoming such and receives such Rights pursuant to (A) a transfer (whether or not for consideration) from the Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or the Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and
Section 4(b) hereof are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or an Adverse Person or any of their respective Affiliates, Associates or transferees hereunder.

        (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder

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upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

        Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company or shall, at the written request of the Company, destroy such cancelled Right (certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

        Section 9. Reservation and Availability of Capital Stock

        (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, will use its best efforts, following the occurrence of a Triggering Event, out of its authorized and unissued shares of common stock and/or other securities or out of its authorized and issued shares held in its treasury) the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

        (b) So long as the Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) issuable and deliverable upon the exercise of Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

        (c) The Company shall use its best efforts to:

              (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii) hereof, or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form,

               (ii) cause such registration statement to become effective as soon as practicable after such filing, and

              (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights.

The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or "blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors) temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

        (d) The Company covenants and agrees that it will take all such action as may be necessary to insure that all one one-hundredths of a share of Preferred stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares.

        (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the insurance or delivery of the Right Certificates for a member of one one-hundredths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect to any transfer or delivery of Right Certificates to a person other than, or the issuance or delivery of certificates or depositary receipts for a number of one one-hundredths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-hundredths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) upon the exercise of any Rights until any such tax has been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

        Section 10. Preferred Stock Record Date. Each person in whose name any certificate for a number of one one-hundredths of a share of Preferred Stock (or shares of Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Stock (or Common Stock or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

        Section 11. Adjustment of Purchase Price, Number of Shares or Number of Rights. The Purchase Price, the number of shares, or fractions thereof, covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

        (a) (i) In the event that the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock,
(C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided under this Section 11(a) and
Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of preferred stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior such date and at a time when the Preferred Stock transfer books of the company were open, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or classification. If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

       (ii) In the event:

        (A) any Acquiring Person or any Associate or Affiliate of any Acquiring Person, at any time after the date of this Agreement, directly or indirectly,

              (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged,

              (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its Subsidiaries in exchange (in whole or in part) for the Company's Common Stock, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (whether Common Stock or otherwise) or otherwise obtain from the Company or any of its subsidiaries, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into such equity securities (other than pursuant to a pro rata distribution to all holders of Common Stock),

              (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its Subsidiaries, assets on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's-length negotiation with an unaffiliated third party, other than pursuant to a transaction set forth in Section 12(a) hereof,

              (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's Subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or Associate or Affiliate) assets having an aggregate fair market value of more than $5,000,000, other than pursuant to a transaction set forth in Section 12(a), hereof,

              (5) shall receive any compensation from the Company or any of the Company's Subsidiaries other than compensation for full-time employment as a regular employee at rates in accordance with the company's (or its Subsidiaries') past practices, or

              (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries, or

        (B) any Person (other than the Company, any Plan of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such Plan), alone or together with its Affiliates and Associates, shall, at any time after the Record Date, become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in Section 12(a) hereof or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by a majority of the Continuing Directors who are not representatives, nominees, Affiliates or Associates of an Acquiring person, after receiving advice from one or more investment banking firms, to be (a) at a price which is fair to the Company's stockholders (taking into account all factors which such members of the Board of Directors deem relevant including, without limitation, prices which could rationally be achieved if the Company or its assets were sold on an orderly basis designed to realize minimum value) and (b) otherwise in the best interests of the Company and its stockholders,

        (C) during such time as there is an Acquiring Person, there shall be any reclassification of securities (including any reverse stock split), or recapitalization of the Company or any merger or consolidation of the Company with any of its Subsidiaries, or any other transaction or series of transactions involving the Company or any of its Subsidiaries) other than a transaction or transactions to which the provisions of Section 12(a) apply (whether or not with or into or otherwise involving an Acquiring Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its Subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or any Associate or Affiliate of any Acquiring Person, or

        (D) a majority of the Continuing Directors shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of an amount of Common Stock which a majority of the Continuing Directors determines to be substantial (which amount shall in no event be less than 15% of the shares of Common Stock then outstanding) and a determination by a majority of the Continuing Directors after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that

               (1) such Beneficial ownership by such Person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where such directors determine that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time, or

               (2) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company, then, promptly following five (5) days after the date of occurrence of an event described in Section 11(a)(ii)(B) hereof and promptly following the occurrence of any event described in Section 11(a)(ii)(A), (C) or (D) hereof, proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have the right to receive, upon exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-hundredths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then-current Purchase price by the then number of one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the current market price per share of the Common Stock of the Company (determined pursuant to Section 11 (d) hereof) on the date of such first occurrence (such number of shares being hereinafter referred to as the "Adjustment Shares"). The Company shall notify the Rights Agent as to any Persons who are deemed by the Company to be Acquiring Persons, Adverse Persons or any Associates or Affiliates of the Acquiring Persons or Adverse Persons and shall identify any Rights pertaining thereto. The Rights Agent shall have no responsibility to itself identify an Acquiring Person or any Associate or Affiliate of the Acquiring Person, but shall rely solely on the Company's identification.

      (iii)   In lieu of issuing shares of Common Stock in accordance with
Section 11(a)(ii) hereof, the Company may, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), determine that such action is necessary or appropriate and not contrary to the interest of holders of Rights (and, in the event that the number of shares of Common Stock which are authorized by the Company's Certificate of Incorporation, as amended, but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a),) the Company shall:

               (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), over (2) the Purchase Price attributable to each Right (such excess, the "Spread") and

               (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price,

                      (1) cash,

                      (2) a reduction in the Purchase Price,

                      (3) Common Stock or other equity securities of the
               Company (including, without limitation, shares, or units of shares, of preferred stock which the Board of Directors of the Company (with the concurrence of a majority of the

               Continuing Directors) has deemed to have the same value as shares of Common Stock (such shares of preferred stock as herein called "common stock equivalents")),

                      (4) debt securities of the Company,

                      (5) other assets, or

                      (6) any combination of the foregoing having an
               aggregate value equal to the Current Value, where such aggregate value has been determined by action of the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors);

        provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty
        (30) days following the later of

              (x)  the first occurrence of a Section 11(a)(ii) Event and

              (y)  the date that the right to redeem the Rights pursuant to
        Section 23 hereof, as such date may be amended pursuant to Section 27 hereof, shall expire (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right Certificate and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, securities and/or assets that in the aggregate are equal to the Spread. If the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors) shall determine in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period as it may be extended, the "Substitution Period"). To the extent that the Company determines that some action is to be taken pursuant to the terms of this Section 11(a)(iii) contained above, the Company

              (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and

              (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Stock shall be the current per share market price of the Common Stock (as determined pursuant to Section 11(d) hereof) on the date of the first occurrence of the event described in Section 11(a)(ii) hereof, and the value of any "common stock equivalents" shall be deemed to have the same value as the Common Stock on such date.

        (b) In the event the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Stock (or shares having the same rights, privileges or preferences as the shares of Preferred Stock ("equivalent preferred stock") or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion or exercise price per share, if a security convertible into or exercisable for Preferred Stock or equivalent preferred stock) less than the "current market price" per share of Preferred Stock (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and if such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (c) In the event the Company shall fix a record date for the making of a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets (other than regular quarterly cash dividend or a dividend payable in Preferred Stock, but including any dividend payable on stock other than Preferred Stock) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately-prior to such record date by a fraction, of which the numerator shall be the current market price per share of Preferred Stock (as defined in Section 1 l(d) hereof) on such record date, less the fair market value (as determined in good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one share of Preferred Stock and the denominator of which shall be such current market price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

        (d)(i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date and, for purpose of computations made pursuant to Section 11(a)(iii) hereof, the "current market price" per share of Common Stock shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that if the current market price per share of Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (x) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights which are the subject of this Agreement) or (y) any subdivision, combination or reclassification of such Common Stock, and prior to the expiration of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Company, acting by resolution of the Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors). If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. If on any such date the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by a majority of the Continuing Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

       (ii) For the purpose of any computation hereunder, the "current market price" per share of Preferred Stock shall be determined in the same manner as set forth for the Common Stock in Section 11(d)(i) hereof (other than the last sentence thereof). If the current market price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in Section 11(d)(i) hereof, the "current market price" per share of Preferred Stock shall be conclusively deemed to be an amount equal to 80 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the current market price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes. For all purposes of this Agreement, the "current market price" of one one-hundredth of a share of Preferred Stock shall be equal to the current market price" of one share of Preferred Stock divided by 80.

        (e) Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

        (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 12(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right and the number of Rights outstanding shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Section 11(a), (b), (c),
(e), (g), (h), (i), (j), (k) and (m) and the provisions of Sections 7, 9, 10, 12 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of shares of Common Stock greater than the number then authorized by the Restated Certificate of Incorporation, as amended, of the Company but not outstanding or reserved for other purposes.

        (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

        (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by

              (i) multiplying (x) the number of one one-hundredths of a share covered by a Right immediately prior to such adjustment to the Purchase Price by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and

               (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

        (i) The Company may elect, on or after the date of any adjustment of the Purchase Price, to adjust the number of Rights, in substitution for any adjustment in the number of shares of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a share of Preferred Stock for which such Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least ten days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment. and upon surrender thereof. if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

        (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Preferred Stock, or fraction thereof, issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a share which were expressed in the initial Right Certificates issued hereunder.

        (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the one one-hundredths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-hundredths of a share of Preferred Stock at such adjusted Purchase Price.

        (l) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the shares of Preferred Stock, or fraction thereof, and any other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Preferred Stock, or fraction thereof, and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

        (m) Anything in this Section 11 to the contrary notwithstanding, the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Stock, issuance wholly for cash of any Preferred Stock at less than the current market price, issuance wholly for cash of Preferred Stock or securities which by their terms are convertible into or exchangeable for Preferred Stock, stock dividends or issuance of rights, options or warrants referred to herein-above in this
Section 11, hereafter made by the Company to the holders of its Preferred Stock, shall not be taxable to such stockholders.

        (n) The Company covenants and agrees that it shall not at any time after the Distribution Date

                (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof),

               (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with
        Section 11(o) hereof), or

              (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o) hereof), if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 12(a) hereof shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

        (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

        (p) Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Record Date and prior to the Distribution Date

                (i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock,

               (ii) subdivide the outstanding shares of Common Stock, or

              (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of common stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

        (q) The failure by the Directors to declare a Person to be an Adverse Person following such Person becoming the Beneficial Owner of 15% or more of the outstanding Common Stock shall not imply that such person is not an Adverse Person or limit the Directors' right at any time in the future to declare such Person to be an Adverse Person.

        Section 12. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

              (a) In the event that, following the Stock Acquisition Date, directly or indirectly,

                      (x) the Company shall consolidate with, or merge with
               and into, any other Person (other than any Plan of the Company or a Subsidiary of the Company, or any person holding shares of Common Stock for or pursuant to the terms of any such Plan, in a transaction which complies with Section 11(o) hereof), and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                      (y) any Person (other than any Plan of the Company or a
               Subsidiary of the Company, or any person holding shares of Common Stock for or pursuant to the terms of any such Plan) shall consolidate with the Company or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property, or

                      (z) the Company shall sell or otherwise transfer (or
               one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as set forth in Section 12(d) hereof), proper provision shall be made so that

                             (i) each holder of a Right, except as provided
                      in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then-current Purchase Price in accordance with the terms of this Agreement, such number of shares of validly authorized and issued, fully paid and non-assessable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, rights of call or first refusal on other adverse claims, as shall be equal to the result obtained by (1) multiplying the then-current Purchase Price by the then number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 12(a) Event (or, if a Section 11(a)(ii) Event has occurred prior to the Section 12(a) Event, multiplying the number of such one one-hundredths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product by (2) 50% of the current market price per share of the common stock of such Principal Party (determined in the manner described in Section 11(d)(i) on the date of consummation of such
                      Section 12(a) Event);

                            (ii) the Principal Party shall thereafter be
                      liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement;

                           (iii) the term "Company" shall thereafter be
                      deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply to such Principal Party following the occurrence of a Section 12(a) Event;

                            (iv) such Principal Party shall take such steps
                      (including, but not limited to, the reservation of a sufficient number of share of its common stock in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the shares of its common stock thereafter deliverable upon the exercise of the Right; and

                             (v) the provisions of Section 11(a)(ii) hereof
                      shall be of no effect following the first occurrence of any Section 12(a) Event.

        (b) Notwithstanding the foregoing, if the event referred to in the preceding sentence is the sale or transfer of assets or earning power in one or more transactions aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole), but less than 100% thereof, then each Person acquiring all or a portion thereof shall assume the obligations of the Company as to a fraction of the Rights held by each holder thereof equal to the fraction of the assets of the Company and its Subsidiaries (taken as a whole) acquired by such Person, and the remaining fraction of the Rights shall continue in full force and effect as obligations of the Company.

        (c) "Principal Party" shall mean

                (1) in the case of any transaction described in (x) or (y) of the first sentence of Section 12(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                (2) in the case of any transaction described in (z) of the first sentence of this Section 12, the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (x) if the Common Stock of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; (y) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of all of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest market value of shares held by the public; and (z) in case such Person is owned, directly or indirectly, by a joint venture formed by two or more Persons that are not owned, directly or indirectly, by the same Person, the rules set forth in (x) and (y) above shall apply to each of the chains of ownership having an interest in such joint venture as if such party were a "Subsidiary" of both or all of such joint venturers and the Principal Parties in each such chain shall bear the obligation set forth in this Section 12 in the same ratio as their direct or indirect interests in such Person bear the total of such interests.

        (d) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement confirming that such issues shall, upon consummation of such consolidation, merger or sale or transfer of assets or earning power, assume the Rights Agreement in accordance with Sections 12(a) and (b) hereof and that all rights of first refusal or preemptive rights in respect of the issuance of shares of Common Stock of such Principal Party upon exercise of outstanding Rights have been waived and that such transactions shall not result in a default by such Principal Party under the Rights Agreement and further providing that, as soon as practicable after the date of any consolidation, merger or sale or transfer of assets or earning power referred to in Section 12(a) hereof, such Principal Party will:

                (i) prepare and file a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form; use its best efforts to cause such registration statement to become effective as soon as practicable after such filing; and use its best efforts to cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the date of expiration of the Rights, and similarly comply with applicable state securities laws;

               (ii) use its best efforts to list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on NASDAQ; and

              (iii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 (or any successor form) under the Exchange Act.

        (e) In the event that a Section 12(a) Event shall occur at any time after a Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter be exercisable in the manner described in Section 12(a) (without taking into account any prior adjustment required by Section 11(a)(ii)).

        (f) Upon the exercise of a Right following a Section 11(a)(ii) Event or Section 12(a) Event, the Purchase Price may be paid, to the extent permitted by the charter of the Principal Party, in cash, or tangible or intangible property, or any combination of the foregoing. The provisions of this Section 12 shall similarly apply to successive mergers or consolidations or sales or other transfers.

        (g) Notwithstanding anything in this Agreement to the contrary,
Section 12 shall not be applicable to a transaction described in subparagraphs (x) and (y) of Section 12(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii)(B) hereof (or a wholly owned subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and (iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer. Upon consummation of any such transaction contemplated by this Section 12(g), all Rights hereunder shall expire.

        Section 13. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 12 of this Agreement, the Company shall

               (a) promptly prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment,

               (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock and Preferred Stock, a copy of such certificate and

               (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock in accordance with
        Section 26 of this Agreement). Notwithstanding the foregoing sentence, the failure of the Company to make such certificates or give such notice shall not affect the validity or the force or effect of the requirement for such adjustment. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained. Any adjustment to be made pursuant to Sections 11 and 12 of this Agreement shall be effective as of the date of the event giving rise to such adjustment.

        Section 14. Fractional Rights and Fractional Shares.

        (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractions of Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker (selected by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors) making a market in the Rights. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), shall be used.

        (b) The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock) upon exercise of the Rights, or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock). Fractions of shares of Preferred Stock in integral multiples of one one-hundredth of a share of Preferred Stock may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights. privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock. With respect to fractional shares of Preferred Stock that are not integral multiples of one one-hundredth of a share of Preferred Stock, if the Company does not issue fractional shares of depositary receipts in lieu thereof, the Company shall pay to the registered holders of Right Certificates at the time such Right Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-hundredth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-hundredth of a share of Preferred Stock shall be one one-hundredth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

        (c) The Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights pursuant to Sections 11(a)(ii) or 12(a) hereof or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market price of one share of Common Stock. For the purposes of this Section 14(c), the current market price of one share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to Section 11 (d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

        (d) The holder of a Right, by the acceptance of such Right, expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right except as permitted by this Section 14.

        Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder, and injunctive relief against actual or threatened violations of the obligations of any Person subject to this Agreement.

        Section 16. Agreement of Right Holders. Every holder of a Right, by accepting such Right, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

        (a) prior to the Distribution Date, the Rights shall be evidenced by the certificates for shares of Common Stock registered in the name of the holders of such shares (which certificates for shares of Common Stock shall also constitute certificates for Rights) and each Right will be transferable only in connection with the transfer of Common Stock;

        (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate form and certificates fully executed;

        (c) subject to Section 6(a) and Section 7(f) hereof, the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated certificate for Common Stock) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificate or the associated certificate for Common Stock made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e) hereof, shall be affected by any notice to the contrary; and

        (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated

        Section 17. Right Holder and Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right or Right Certificate shall be entitled to vote, receive dividends or be deemed or any purpose the holder of one one-hundredth of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right or Right Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the

Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

        Section 18. Concerning the Rights Agent.

        (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement. including the costs and expenses of defending against any claim of liability in the premises.

        (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate for Preferred Stock or Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons or otherwise upon the advice of counsel as set forth in Section 20 hereof.

        In no event shall the Rights Agent be responsible or liable to anyone for consequential damages, lost profits, interest or other special or consequential damages, even if informed of the possibility thereof.

        Section 19. Merger or Consolidation or Change of Name of Rights Agent.

        (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting form any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust or stock transfer business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. The purchase of all or substantially all of the Rights Agent's assets employed in the performance of transfer agent activities shall be deemed a merger or consolidation for purposes of this Section 19. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the counter signature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificate either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the counter signature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

        Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right
Certificates, by their acceptance thereof, shall be bound:

        (a) The Rights Agent may consult with legal counsel (which may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

        (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proven and established by a certificate signed or reasonably believed by the Rights Agent to be signed by the Chief Executive Officer or President or any Vice President and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

        (c) The Rights Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct.

        (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificate (except its countersignature thereof or be required to verify the same, and all such statements and recitals are and shall be deemed to have been made by the Company only.

        (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the

Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights or any adjustment required under the provisions of Sections 11 or 12 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustments (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any shares of Common Stock or Preferred Stock will, when issued, be validly authorized and issued, fully paid and nonassessable.

        (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

        (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chief Executive Officer or President or any Vice President or the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.

        (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

        (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

        Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock or Preferred Stock by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, (a) shall be a corporation organized and doing business under the laws of the United States or one of the States thereof, in good standing, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent, a combined capital and surplus of at least $20 million or (b) an affiliate of a corporation described in clause
(a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock or Preferred Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

        Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing rights in such form as may be approved by resolution of its Board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), to reflect any adjustment or change in the purchase price and the number or kind of class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.

        Section 23. Redemption.

        (a) The Company may, at its option, by resolution of its board of Directors (which resolution shall be effective only if it is approved by a majority of the Continuing Directors), at any time prior to the Close of business on the earlier of (i) the tenth day following the Stock Acquisition Date, or (ii) the Final Expiration Date, redeem all, but not less than all, the then outstanding Rights at a redemption price of $.01 per Right as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding the foregoing, the Board of Directors may not redeem any Rights following a determination pursuant to Section 11(a)(ii)(D) that any Person is an Adverse Person.

        (b) In the event that, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption under subparagraph (a) of this Section 23, but prior to any Triggering Event,

               (i) a person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction, or a series of transactions (not directly or indirectly involving a purchase by the Company or any of its Subsidiaries), which did not result in the occurrence of a Triggering Event, such that such person is thereafter a Beneficial Owner of 10% or less of the outstanding Common Stock of the Company, and

               (ii) there are no other Persons, immediately following the occurrence of the event described in clause (i), who are Acquiring Persons, then the right of redemption provided in subparagraph (a) of this Section 23 shall be reinstated and thereafter all outstanding Rights shall again be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a
        Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired.

        (c) Immediately upon the action of the Company, acting by resolution of its Board of Directors (which resolution shall be effective only if approved by a majority of the Continuing Directors) electing to redeem the Rights, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made.

        Section 24.  Exchange.

        (a) The Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person by resolution (which resolution shall be effective only if it is approved by a majority of the Continuing Directors) exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or entity holding Common Stock for or pursuant to the terms of any such plan or any trust agreement entered into by the Company to secure benefits payable under any employee benefit plan of the Company or any Subsidiary of the Company), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of Common Stock representing 50% or more of the shares of Common Stock then outstanding.

        (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company shall promptly mail a notice of any such exchange to all of the holders of such last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number and kind of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights being exchanged (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of such Rights.

        (c) In the event that there shall not be sufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon exchange of the Rights.

        Section 25. Notice of Certain Events.

        (a) In case the Company shall propose, at any time after the Distribution Date,

               (i) to declare or pay any dividend payable in stock of any class to the holders of its Preferred Stock or to make any other distribution to the holders of its Preferred Stock (other than a regular quarterly cash dividend out of earnings on retained earnings of the Company) or

               (ii) to offer to the holders of its Preferred Stock options, rights or warrants to subscribe for or to purchase any additional Preferred Stock or shares of stock of any class or any other securities, rights or options, or

               (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock),

               (iv) to effect any consolidation or merger with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with
        Section 11(o), hereof), or

               (v) to effect the liquidation, dissolution or winding up of the Company then, in each such case, the Company shall give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of record of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Preferred Stock, whichever shall be the earlier. The failure to give notice required by this Section 25 or any defect therein shall not affect the legality or validity of the action taken by the Company or the vote upon any such action.

        (b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, to the extent feasible and in accordance with Section 26 hereof, a notice of the occurrence of such event, which shall specify tho event and the consequences thereof to holders of Rights under Section l 1(a)(ii) hereof, and (ii) all references in Section 25(a) hereof to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

        Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

               Attention: Treasurer
               National TechTeam, Inc.
               835 Mason Avenue, Suite 200
               Dearborn, MI  48124

               with a copy to:

               Robert A. Hudson, Esquire
               Berry Moorman P.C.
               600 Woodbridge Place
               Detroit, MI  48226

        Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

               U.S. Stock Transfer Corporation
               Attn:  Mr. Richard Brown
               1745 Gardena Avenue
               Glendale, CA  91204-2991

        Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

        Section 27. Supplements and Amendments. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 27, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Right Certificates in order

               (i) to cure any ambiguity,

               (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein,

               (iii) to shorten or lengthen any time period hereunder,

               (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person, an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person);

provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-hundredths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock.

        Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 29. Determinations and Actions by the Board of Directors, etc. The Board of Directors of the Company (and, where specifically provided for herein, the Board of Directors and a majority of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board (or, as expressly provided, the Board of Directors and a majority of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purpose of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board (or, as provided for, by the Board of Directors and a majority of the Continuing Directors), in good faith, (i) shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) shall not subject the Board or the Continuing Directors to any liability to the holders of the Right Certificates.

        Section 30. Benefits of this Agreement Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

        Section 31. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board of Directors of the Company (with the concurrence of a majority of the Continuing Directors ) determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the Close of business on the tenth day following the date of such determination by the Board of Directors.

        Section 32. Force Majeure. If the Rights Agent shall be delayed in its performance of services or prevented entirely or in part from performing services due to causes and events beyond its control, including and without limitation, acts of God, interruption of power or other utilities, failure, lack of certificates, transportation or communication services, acts of civil or military authority, national agencies, war, explosion, flood, earthquake or other catastrophe, fire, strike or other labor problem, inside or without New York, present or future law, governmental order, rule or regulation, or shortages of suitable parts, materials, or transportation, such delay or nonperformance shall be excused and the reasonable time for performance in connection with this Agreement shall be extended to include the period of such delay or nonperformance. It is understood that in the event that any of the conditions set forth in this paragraph does take place, the Rights Agent will use its best efforts to cause any work in progress which has been sent to it at the time of such condition to be processed in a proper manner as quickly as reasonably possible.

        Section 33. Governing Law. This Agreement and each Right certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely within the State of Delaware.

        Section 34. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Attested:                                          NATIONAL TECHTEAM, INC.


By:______________________________             By:_____________________________
     Robert A. Hudson
     Secretary                                     Its:


Attested:                                     U.S. STOCK TRANSFER CORPORATION


By:______________________________             By:_____________________________

     Its:                                          Its:

                                                                    Exhibit A

            FORM OF CERTIFICATE OF DESIGNATIONS OF SERIES A JUNIOR
                        PARTICIPATING PREFERRED STOCK
                                $.01 Par Value

                                      of

                           NATIONAL TECHTEAM, INC.

              Pursuant to Section 151 of the General Corporation
                         Law of the State of Delaware

        We, Lawrence A. Mills, Senior Vice President, and Robert A. Hudson, Secretary, of National TechTeam, Inc. a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

        That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on April 29, 1997, adopted the following resolution creating a series of one million (1,000,000) shares of Preferred Stock designated as Series A Junior Participating Cumulative Preferred Stock, $.01 Par Value:

        RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Restated Certificate of Incorporation, a series of Preferred Stock of the Corporation be, and it hereby is, created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

        Section 1. Designation and Amount. The shares of such series shall be designated as Series A Junior Participating Preferred Stock, $.01 Par Value (the "Series A Preferred Stock") and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

        Section 2. Dividends and Distributions.

        (A) Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, $.01 par value, of the Corporation (the "Common Stock") and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year (each such date being referred to herein as a Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 per share or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 10 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

        (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall accumulate but shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

        Section 3. Voting Rights. The holders of Shares of Series A Preferred Stock shall have the following voting rights:

        (A) Subject to the provisions for adjustment as hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Series A Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        (B) Except as otherwise provided herein, in the Restated Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

        (C) In addition, the holders of shares of Series A Preferred Stock shall have the following special voting rights:

        If and whenever accrued dividends on Series A Preferred Stock shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six (6) quarterly dividends on all share of Series A Preferred Stock at the time outstanding, then, and in each such event:

               (i) the holders of Series A Preferred Stock and each other series of preferred stock now or hereafter issued which shall be accorded such class voting right by the Board of Directors and which shall have the right to elect two (2) directors as the result of a prior or subsequent default in payment of dividends on such series (each such other series being hereinafter called "Other Series of Preferred Stock"), voting separately as a class without regard to series, shall be entitled to elect two (2) directors, in addition to the directors to be elected by the holders of all shares of this Corporation entitled to vote for the election of directors, and

               (ii) the holders of all shares (including the Series A Preferred Stock) otherwise entitled to vote for directors, voting separately as a class, shall be entitled to elect the remaining members of the Board of Directors. Such special voting right of the holders of Series A Preferred Stock may be exercised until all dividends in default on the Series A Preferred Stock shall have been paid in full or declared and funds sufficient therefor set aside, and when so paid or provided for, such special voting right of the holders of Series A Preferred Stock shall cease, but subject always to the same provisions for the vesting of such special voting rights in the case of any such future dividend default or defaults. At any time after such special voting rights shall have so vested in the holders of Series A Preferred Stock, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to him at the principal executive office of the Corporation shall, call a special meeting of the holders of Preferred Stock so entitled to vote, for the election of the directors to be elected by them as herein provided, to be held within fifty (50) days after such call and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of Preferred Stock so entitled to vote shall be entitled to exercise the special voting rights provided in this paragraph at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty (30) days after receipt of any such request, then the holders of record of ten percent (10%) or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designed may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. No such special meeting and no adjournment thereof shall be held on a date later than sixty (60) days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of Series A Preferred Stock become entitled to elect directors as above provided. If, at any meeting so called or at any annual meeting held while the holders of shares of Series A Preferred Stock have the special voting rights provided for in this paragraph, the holders of not less than forty percent (40%) of the then outstanding shares of Series A Preferred Stock and each Other Series of Preferred Stock are present in person or by proxy, which percentage shall be sufficient to constitute a quorum for the election of additional directors as herein provided, the then authorized number of directors of the corporation shall be increased by two (2), as of the time of such special meeting or the time of the first such annual meeting held while such holders have said special voting rights and such quorum is present, and the holders of the Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall be entitled to elect the additional directors so provided for. If the directors of the Corporation are then divided into classes under provisions of the Restated Certificate of Incorporation or the bylaws, the two (2) additional directors shall be members of those respective classes of directors in which a vacancy is created as a result of such increase in the authorized number of directors. Upon the election at such meeting by the holders of the shares of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, of the two (2) directors they are entitled so to elect, the persons so elected, together with such persons as may be or may have been elected as directors by the holders of all shares (including Series A Preferred Stock) otherwise entitled to vote for directors, shall constitute the duly elected directors of this Corporation. The additional directors so elected by holders of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, shall serve until the next annual meeting or until their respective successors shall be elected and qualified, or if any such director is a member of a class of directors under provisions dividing the directors into classes as aforesaid, each such director shall serve until the annual meeting at which the term of office of his class shall expire or until his successor shall be elected and shall qualify, and at each subsequent meeting of stockholders at which the directorship of any director elected by the vote of holders of Series A Preferred Stock and each Other Series of Preferred Stock under the special voting rights set forth in this paragraph is up for election, said special voting rights shall apply in the re-election of such director or in the election of his successor provided, however, that whenever the holders of Series A Preferred Stock and each Other Series of Preferred Stock shall be divested of the special rights to elect two (2) directors as above provided, the terms of office of all persons elected as directors by the holders of Series A Preferred Stock and each Other Series of Preferred Stock, voting as a class, or elected to fill any vacancies resulting from the death, resignation, or removal of directors so elected by the holders of Series A Preferred Stock and each Other Series of Preferred Stock, shall forthwith terminate and the authorized number of directors shall be reduced accordingly. If, at any time after a special meeting of stockholders or an annual meeting of stockholders at which the holders of Series A Preferred Stock and each Other Series of Preferred Stock have elected additional directors as provided above, and while the holders of Series A Preferred Stock and each Other Series of Preferred Stock shall be entitled to elect two (2) directors, the number of directors who have been elected by the holders of Series A Preferred Stock and each Other Series of Preferred Stock (or who by reason of one or more resignations, deaths or removals have succeeded any directors so elected) shall be reason of resignation, death or removals be less than two (2) but at least one (1), the vacancy in the directors elected by the holders of the Series A Preferred Stock and each Other Series of Preferred Stock may be filled by the remaining director elected by such holders, and failing such election within thirty (30) days after such vacancy arises, or if there shall not be incumbent at least one (1) director elected by such holders, the Secretary of the Corporation may, and upon the written request of the holders of record of ten percent (10%) or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding addressed to him at the principal office of the Corporation shall, call a special meeting of the holders of Preferred Stock so entitled to vote, for an election to fill such vacancy or vacancies, to be held within fifty
        (50) days after such call and at the place and upon the notice provided by law and in the bylaws for the holding of meetings of shareholders;

        provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than ninety (90) days before the date fixed for any annual meeting of stockholders, and if in such case such special meeting is not called, the holders of Preferred Stock so entitled to vote shall be entitled to fill such vacancy or vacancies at such annual meeting. If any such special meeting required to be called as above provided shall not be called by the Secretary within thirty (30) days after receipt of any such request, then the holders of record of ten percent (10%) or more in number of shares of Series A Preferred Stock and each Other Series of Preferred Stock then outstanding may designate in writing one of their number to call such meeting, and the person so designated may, at the expense of the Corporation, call such meeting to be held at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation and no such special meeting and no adjournment thereof shall be held on a date later than sixty (60) days before the annual meeting of the stockholders or a special meeting held in place thereof next succeeding the time when the holders of Series A Preferred Stock and each Other Series of Preferred Stock became entitled to elect directors as above provided.

        (D) Nothing herein shall prevent the directors or stockholders from taking any action to increase the number of authorized shares of Series A Preferred Stock, increasing the number of authorized shares of Preferred Stock of the same class as the Series A Preferred Stock or the number of authorized shares of Common Stock, or changing the par value of the Common Stock or Preferred Stock, or issuing options, warrants, or rights to any class of stock of this Corporation as authorized by the Certificate of Incorporation now, or as it may hereafter be amended.

        (E) Except as set forth herein, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote as set forth in the Restated Certificate of Incorporation or herein or by law) for taking any corporate action.

        Section 4. Certain Restrictions.

        (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

               (i) declare or pay dividends on, make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

        Section 5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock, without designation as to series, and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, in any other certificate of designation creating a series of preferred stock or any similar stock or as otherwise required by law.

        Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made

               (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received the higher of:

                      (i) $10,000 per share ($100 per one one-hundredth of a
               share), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or

                      (ii) an aggregate amount per share, subject to the
               provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock;

nor shall any distribution be made

               (B) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

        In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (A) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 7. Consolidation, Merger. etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

        Section 8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

        Section 9. Rank. Unless otherwise provided in the Restated Certificate of Incorporation of the Corporation or a Certificate of Designation relating to a subsequent series of preferred stock of the Corporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, and senior to the Common Stock of this Corporation.

        Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation, as amended, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single series.

        Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share (in one one-hundredths (1/100) of a share and integral multiples thereof) which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

        IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Senior Vice President and attested by its Secretary this 5th day of May, 1997.


                                        -------------------------------------
                                        Senior Vice President

                                        ATTEST:


                                        -------------------------------------
                                        Secretary

                                                                    Exhibit B

                         [Form of Right Certificate]

Certificate No. R-_____                                        _______ Rights

NOT EXERCISABLE AFTER MAY 6, 2007, OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR ADVERSE PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY WILL BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.](1)

                              RIGHT CERTIFICATE

                           NATIONAL TECHTEAM, INC.

        This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, as of May 6, 1997, (the "Rights Agreement"), between National TechTeam, Inc., a Delaware corporation (the "Company"), and U.S. Stock Transfer Corporation, (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as defined in the Rights Agreement) and prior to 5:00 P.M., Detroit time, on May 6, 2007 (the "Final Expiration Date") at the principal office of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-hundredth of a fully paid, nonassessable share of the Series A Junior Participating Preferred Stock, with par value of $.01 (the "Preferred Stock"), of the Company, at a purchase price of $80 per one one-hundredth of a share of Preferred Stock (the "Purchase Price") upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and related Certificate duly executed.

        The Purchase Price shall be paid, at the election of the holder, in cash or shares of Common Stock of the Company having an equivalent value. The number of Rights evidenced by this Right Certificate (including the number of one one-hundredths of a share which may be purchased upon exercise of each Right) set forth above and the Purchase Price per share set forth

---------
(1) The portion of the legend in brackets shall be inserted only if applicable.

above, are the number and Purchase Price as of May 7, 1997, based on the shares of Preferred Stock of the Company as constituted on such date.

        Upon the occurrence of a Section 11(a)(ii) Event (as set forth in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person, such Rights shall become null and void and no holder thereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

        As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a share of Preferred Stock or other securities which may be purchased upon the exercise of each of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events.

        This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of Rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

        Upon surrender at the principal office of the Rights Agent, this Right Certificate, with or without other Right Certificates, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-hundredths of a share of Preferred Stock, as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive, upon surrender hereof, another Right Certificate or Right Certificates for the number of whole Rights not exercised.

        Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate may, but are not required to, be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earliest of the close of business on (i) the tenth day following the Stock Acquisition Date (as defined in the Rights Agreement), or
(ii) 5:00 P.M., Detroit time, on the Final Expiration Date. Notwithstanding the foregoing, the Board of Directors may not redeem any Rights following a determination that any person is an Adverse Person. Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors (as such term is defined in the Rights Agreement). After the expiration of the redemption period, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company.

        No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts); but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

        No holder of this Right Certificate as such shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Stock or of any other securities of the Company which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Right Certificate have been exercised as provided in the Rights Agreement.

        This Right Certificate shall not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

        WITNESS the facsimile signature of the proper of officers of the Company and its corporate seal. Dated as of this _____ day of
_________________________________.

Attest:                                   NATIONAL TECHTEAM, INC.


By:______________________________         By:__________________________________
Secretary                                 Title:_______________________________

Countersigned:

U.S. STOCK TRANSFER CORPORATION


By:______________________________
Authorized signature

                 [Form of Reverse Side of Right Certificate]

                              FORM OF ASSIGNMENT

               (To be executed by the registered holder if such
              holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED __________________ hereby sells, assigns and transfers unto

______________________________________________________________________________
                (Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
_____________________________ Attorney, to transfer the Right Certificate on the books of the Company named within, with full power of substitution.

Dated: ____________________        Signature__________________________________

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

        (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it t ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or Adverse Person or an Affiliate or Associate of any Acquiring Person or Adverse Person.

Dated:_____________________        Signature__________________________________

Signature Guaranteed:

                                    NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                         FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise Rights represented by the Right Certificate.)

To      NATIONAL TECHTEAM, INC.:

        The undersigned hereby irrevocably elects to exercise
_____________________ Rights represented by this Right Certificate to purchase the one one-hundredths of a share of Preferred Stock (or such other securities of the Company or of any other person which may be issuable upon the exercise of such Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying number

______________________________________________________________________________
                       (Please print name and address)

Should the number of Rights being exercised hereunder not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying number ____________________

_______________________________________________________________________________
                       (Please print name and address)

Dated:_____________________        Signature:__________________________________
                                   (Signature must conform in all respects
                                    to the name of the holder as specified on the face of this Right Certificate)

Signature Guaranteed:

                                 CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

        (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Acquiring Person or Adverse Person (as such terms are defined pursuant to the Rights Agreement);

        (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Adverse Person or an Affiliate or Associate of any Acquiring Person or Adverse Person.

Dated:_____________________        ___________________________________________
                                   Signature

Signature Guaranteed:

                                    NOTICE

        The signature to the foregoing Assignment must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                                    Exhibit C

                SUMMARY OF RIGHTS TO PURCHASE PREFERRED STOCK

        On April 29, 1997, the Board of Directors of National TechTeam, Inc. (the Company) declared a dividend distribution of one Right for each outstanding share of the Company's Common Stock, $.01 par value per share (the "Common Stock"), to stockholders of record at the close of business on May 7, 1997. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Preferred Stock"), at a Purchase Price of $80 per one one-hundredth of a share of Preferred Stock ("Purchase Price"), subject to adjustment. The Purchase Price may be paid, at the option of the holder, in cash or shares of Common Stock having a value at the time of exercise equal to the Purchase Price. The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 6, 1997 (the "Rights Agreement"), between the Company and U.S. Stock Transfer Corporation, as Rights Agent.

        Initially, the Rights will be represented by the certificates evidencing the Common Stock and no separate Right Certificates will be distributed. Upon the earlier of the following dates (the "Distribution Date"), the Rights will separate from the Common Stock: (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Dates); (ii) 10 days following the date that a tender or exchange offer by any Person is first published or sent or given within the meaning of Rule 14d-4(a) promulgated under the Exchange Act or any successor rule, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; or
(iii) promptly after a majority of the Continuing Directors (as defined below) of the Company shall declare any person to be an "Adverse Person" upon a determination that such person, together with its affiliates and associates, has become the beneficial owner of an amount of Common Stock which a majority of the Continuing Directors determines to be substantial (but in no event less than 15% of the shares of Common Stock then outstanding), and a determination by a majority of the Continuing Directors that (a) such beneficial ownership by such person is intended to cause the Company to repurchase the Common Stock beneficially owned by such person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where a majority of the Continuing Directors determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company.

        Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with, and only with, such Common Stock certificates, (ii) new Common Stock certificates issued after May 7, 1997 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for

Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

        The Rights are not exercisable until the Distribution Date and will expire at 5:00 P.M. Detroit time, on May 6, 2007 (the "Final Expiration Date"), unless earlier redeemed by the Company as described below.

        As soon as practicable after the Distribution Date, Right Certificates will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights. Only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

        In the event that the Board of Directors determines that a person is an Adverse Person or, at any time following the Distribution Date, (i) the Company is the surviving corporation in a merger or other business combination with an Acquiring Person and its Common Stock is not changed or exchanged, (ii) a Person becomes the beneficial owner of more than 15% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which a majority of the Continuing Directors determines to be fair to and otherwise in the best interests of the Company and its stockholders), (iii) an Acquiring Person engages in one or more "self-dealings transactions as set forth in the Rights Agreement, or
(iv) during such time as there is an Acquiring Person, an event occurs which results in such Acquiring Person's ownership interest being increased by more than 1% (e.g., a reverse stock split); each holder of a Right promptly thereafter (but in the case of (ii) above, 5 days thereafter) will have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or an Adverse Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable or exchangeable by the Company as set forth below.

        For example, at an exercise price of $80 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160 worth of Common Stock (or other consideration, as noted above) for $80. Assuming that the Common Stock had a per share value of $20 at such time, the holder of each valid Right would be entitled to purchase eight shares of Common Stock for $80.

        Unless the Rights are earlier redeemed or exchanged, in the event that, at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows an offer described in the second preceding paragraph and is at the same price), or (ii) 50% or more of the Company's assets or earning power is sold or transferred;

each holder of a Right (except rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise of such holder's Right, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

        The events set forth in the third preceding paragraph, and the events set forth in subsections (i) and (ii) of the first preceding paragraph shall collectively be termed "Triggering Events" and each a "Triggering Event."

        The Purchase Price payable, and the number of one one-hundredths of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

        With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price.

        At any time on or prior to the close of business on the tenth day following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, payable in cash or stock (the "Redemption Price"). The Company may not redeem the Rights if a majority of the Continuing Directors has previously determined a person to be an Adverse Person. After the redemption period has expired, the Company's right of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving the Company. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of a majority of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 Redemption Price.

        In addition, at any time after the Stock Acquisition Date - but before the Acquiring Person has acquired a 50% stake - the Board may, at its discretion, exchange each Right (except those owned by the Acquiring Person) for one share of TechTeam Common Stock.

        The shares of Preferred Stock purchasable upon exercise of the Rights will have a minimum preferential quarterly dividend of $1.00 per share, but will be entitled to receive, in the aggregate, a dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the shares of Preferred Stock will be entitled to receive a minimum liquidation payment of $100 per share, but will be entitled to receive an aggregate liquidation payment equal to 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have one hundred votes, voting together with the shares of

Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. The rights of the shares of Preferred Stock as to dividends and liquidation, and in the event of mergers and consolidation, are protected by customary anti-dilution provisions.

        The term "Continuing Directors" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person nor an Adverse Person, nor an affiliate or associate of an Acquiring Person or an Adverse Person, nor any representative of the foregoing entities.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, other than rights resulting from such holder's ownership of shares of Common Stock, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

        In general, other than those provisions relating to the principal economic terms of the Rights, the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (with the concurrence of a majority of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

        A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.